Exhibit 99.1

CERo Therapeutics Announces $5 Million Public Offering Priced At-The-Market Under Nasdaq Rules

SOUTH SAN FRANSCISCO, Calif., February 5, 2025 (GLOBE NEWSWIRE) -- CERo Therapeutics Holdings, Inc., (Nasdaq: CERO) (“CERo” or the “Company”) an innovative immunotherapy company seeking to advance the next generation of engineered T cell therapeutics that employ phagocytic mechanisms, today announced the pricing of its “reasonable best efforts” public offering with participation from a member of the Company’s board and a single institutional investor for the purchase and sale of 2,551,020 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 2,551,020 shares of common stock at a combined purchase price of $1.96 (the “Offering”). The warrants will have an exercise price of $1.96 per share, will be immediately exercisable upon stockholder approval and will expire 5 years from the initial exercise date.

The closing of the Offering is expected to occur on or about February 7, 2025, subject to the satisfaction of customary closing conditions. The gross proceeds from the Offering are expected to be approximately $5 million, before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from the Offering for advancement of our clinical programs and working capital and other general corporate purposes.

A.G.P./Alliance Global Partners is acting as sole placement agent for the Offering. Jones is acting as financial advisor for the Offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-284007), previously filed with the Securities and Exchange Commission (“SEC”), which was declared effective on February 5, 2025. The Offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and, when available, copies of the final prospectus, relating to the Offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the Offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About CERo Therapeutics Holdings, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. This novel cellular immunotherapy platform is expected to redirect patient-derived T cells to eliminate tumors by building in engulfment pathways that employ phagocytic mechanisms to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated activity of CER-T cells will afford them greater therapeutic application than currently approved chimeric antigen receptor (“CAR-T”) cell therapy, as the use of CER-T may potentially span both hematological malignancies and solid tumors. CERo anticipates initiating clinical trials for its lead product candidate, CER-1236, in 2024 for hematological malignancies.

Forward Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the expected Closing Date and use of proceeds of the Offering. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 2, 2024, and the documents incorporated by reference therein. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Chris Ehrlich

Chief Executive Officer

chris@cero.bio

Investors:

CORE IR

investors@cero.bio